UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 11, 2006


                    ENVIRONMENTAL SERVICE PROFESSIONALS, INC.
                     -------------------------------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
                              --------------------
                 (State or other jurisdiction of incorporation)


          1-14244                                        84-1214736
-------------------------------------------------------------------------------
  (Commission File Number)                  (I.R.S. Employer Identification No.)

1111 East Tahquitz Canyon Way, Suite 110, Palm Springs, California      92262
--------------------------------------------------------------------------------
    (Address of principal executive offices)                         (Zip Code)

                                 (760) 327-5284
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

             Glas-Aire Industries Group Ltd., 145 Tyee Drive, #1641
                         Point Roberts, Washington 98281
--------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR240.13e-4(c))

                                TABLE OF CONTENTS


SECTION 1.   REGISTRANT'S BUSINESS AND OPERATIONS..............................1

SECTION 2.   FINANCIAL INFORMATION.............................................1

SECTION 3.   SECURITIES AND TRADING MARKETS....................................1

SECTION 4.   MATTERS RELATING TO ACCOUNTANTS AND FINANCIAL
                 STATEMENTS....................................................1

SECTION 5.   CORPORATE GOVERNANCE AND MANAGEMENT...............................1

     Item 5.02  Departure of Directors or Principal Officers;
                Election of Directors; Appointment of Principal Officers.......1

     Item 5.03  Amendments to Articles of Incorporation or Bylaws;
                Change in Fiscal Year..........................................3

     Item 5.06  Change in Shell Company Status.................................4

SECTION 6.   ASSET BACKED SECURITIES...........................................4

SECTION 7.   REGULATION FD.....................................................4

SECTION 8.   OTHER EVENTS......................................................4

SECTION 9.   FINANCIAL STATEMENTS AND EXHIBITS ................................4

SIGNATURES.....................................................................5

SECTION 1.  REGISTRANT'S BUSINESS AND OPERATIONS

         Not Applicable.


SECTION 2.  FINANCIAL INFORMATION

         Not Applicable.


SECTION 3.  SECURITIES AND TRADING MARKETS

         Not Applicable.


SECTION 4.  MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

         Not Applicable.


SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         The Company has altered its Board of Directors due to its reorganization with Pacific Environmental Sampling, Inc. dba Environmental Sampling Professionals, a California corporation ("ESP"). Effective October 11, 2006, Craig Grossman stepped down as the Chairman of the Company's Board of Directors and a new Chairman, Edward Torres, and three additional new directors were appointed to Company's Board of Directors. The following paragraphs summarize the background and qualifications of the new Chairman and the three other new directors.

         EDWARD TORRES, age 48, has been the Chairman and Chief Executive Officer of ESP since 2005. Mr. Torres has over 25 years of business development experience as an entrepreneur in several professional industries. Mr. Torres graduated with a Bachelor's Degree in Business Development, and established a national manufacturing service business with Priority Sales and Service. After several years with that company, Mr. Torres merged the company with Sandelos
USA, a national company known for its kitchen and bath products. He oversaw international production and distribution of the products for the U.S. market, as well as participated in the acquisition of Sandelos, USA during the mid 1990's. In 1996, he participated in the acquisition of Commercial Labor Management, Inc., a public entity, and arranged its reverse merger with Zeros & Ones, Inc., a technology company currently traded on the Pink Sheets. During 1996 Mr. Torres also participated in the formation of Joint Employers Group, a California based professional employer organization. Overseeing the company's marketing and sales division, he was instrumental in increasing its revenue from $100,000 in 1995 to $65 million in 2001. In 2003 Mr. Torres arranged the sale of Joint Employers Group to ITEC, a publicly traded company in the human resource industry, which subsequently caused Joint Employers Group to file a voluntary petition for bankruptcy in 2005. In 2003 Mr. Torres, through Pro-Active Business Services, founded Contempo Homes and was instrumental in obtaining 130.59 acres for the development of 421 homes. All of the homes built by Contempo Homes, Inc. incorporate distinct architectural design, modern conveniences, and Green Technology, also known as ContempoGREEN and EcoModern. In 2005, Pro-Active and Mr. Ed Torres sold their holdings in Contempo Homes and currently provide land development and entitlement procurement consulting services to clients in the City of Palm Springs and in the Coachella Valley communities. In 2004, Mr. Torres joined the executive staff of ESP to develop and prepare it for the next level of business development. Pro-Active Business Services along with JP

Global, Inc., an affiliate of Pete Torres, acquired 28 Southern California territories of ESP. Mr. Torres serves on several local task forces and on a variety of building industry organizations which have helped to establish his influence in many Coachella Valley cities. He sits on the Building Industry Association Board of Directors as Second Vice President, is a Director of the Palm Springs Economic Development Corporation, and is a member of the Citizen Task Force for establishing new development standards for the City of Palm Springs. Mr. Torres is currently working with several Coachella Valley cities and school districts in creating and developing Green Technology, Smart Growth and Responsible Growth guidelines for developers and builders. Mr. Torres is involved in establishing focus entitlement guidelines for the City of Palm Springs to be used as a model for other Coachella Valley cities. Edward Torres and Pete Torres are brothers.

         JOSEPH T. LEONE, age 36, has been a Director, President and Chief Operations Officer of ESP since its inception in May 2002. Mr. Leone has also served as President and a Director of Corporate Testing, Inc., an affiliate of ESP, since February 2001. He has a State of California General Contractor's License, #787196, holds a Branch 1 Field Representative License from the California Structural Pest Control Board, #33585, and is a Certified Level Two Mold Assessor by the Board of American Society of Professional Real Estate Inspectors. Mr. Leone also has served as an advisory board member for the Indoor Environmental Standards Organization ("IESO") aiding in the initial development of the IESO standards, and has been recognized as an IESO Certified Trainer. Currently Mr. Leone is closely working on the development and growth of the Environmental Standards Organization, and is certified to train for this organization. Mr. Leone also sits on the committee for the PIA, the second largest professional insurance organization in the country, which is responsible for the immediate implementation of the "Call to Action" set forth by the PIA to adopt the moisture survey as the standard within the industry.

         LYLE WATKINS, age 46, has been the Chief Financial Officer, Vice President of Regulations and Compliance, and a Director of ESP since its inception in May 2002. From 2001 to 2004, he served as the Chief Financial Officer of Pacific Image Connect, Inc. From 2000 to 2001, he served as Director of Systems Engineering of Rhythms NetConnections, Inc. in Englewood, Colorado. From 1996 to 2000, Mr. Watkins served as Director of Sales Engineering for GTE/Verizon and from 1994 to 1996 was a Manager of Business Development for GTE International. As a Manager of Business Development, he directed the operations of engineering and sales support for a strategic business unit with a sales support staff including engineers, market development managers, program and project managers, trainers, database analysts, contract administrators and field operations desk staff. During his tenure, top line revenue of his strategic business unit increased 275% to $250 million, the department expanded from 22 personnel to 159 personnel, he managed assets and administered an $18 million annual expense budget, expenses were reduced by 15% and profitability increased by $3 million. Mr. Watkins has also managed the review of cash flow and value statement analysis, developed and launched a fiber based metropolitan ATM service, and negotiated technology and exclusive marketing agreements with property developers in Canada, USA, Hong Kong and the Philippines. Mr. Watkins has developed joint ventures between telecommunications companies and property developers including design, implementation and service delivery of advanced CATV networks. In 1985, he received an Applied Science degree from the British Columbia Institute of Technology and in 1996 he received a Masters degree in Business Administration from Simon Fraser University.

         HUGH DALLAS, age 50, has been the Vice President of Operations and Service of ESP since April 1, 2006. Mr. Dallas has also served as the Corporate Secretary and a Director of ESP since its inception in May 2002. Additionally, Mr. Dallas has also served as the Corporate Secretary and a Director of Corporate Testing, Inc., and affiliate of ESP, since February 2001. Mr. Dallas holds a Branch II and III operators license from the California Structural Pest Control Board, #OPR 9030, and is a Certified Level One Mold Assessor by the Board of American Society of Professional Real Estate Inspectors. Mr. Dallas has been a member of the Indoor Environmental Standards Organization ("IESO"), and has been recognized as a certified IESO trainer. Mr. Dallas has also been certified by the American Society of Professional Real Estate Inspectors.

         Due to the Company's reorganization with ESP, Mr. Craig Grossman has stepped down as the Company's Chief Executive Officer and President, effective October 11, 2006 and Mr. Edward Torres, the new Chairman of the Company has been appointed to serve as the Company's new Chief Executive Officer and President, effective October 11, 2006.

         Due to the Company's reorganization with ESP, Ms. Linda Kwan has stepped down as the Company's Chief Financial Officer and Corporate Secretary, effective October 11, 2006 and Mr. Michael Fell has been appointed to serve as the Company's new Chief Financial Officer and Mr. Lyle Watkins, a new director of the Company, has been appointed to serve as the Company's new Corporate Secretary, effective October 11, 2006.

         The following paragraph summarizes the background and qualifications of the new Chief Financial Officer of the Company. The background and qualifications of the other new officers are described in preceding paragraphs of this Item 5.02.

         MICHAEL FELL, age 59, has served as the Chief Financial Officer of ESP since August 2006. From October 2002 until August 2006, Mr. Fell was an independent financial consultant. From 1999 to September 2002, Mr. Fell served as the President, Chief Executive Officer, and a director of Onflow Corporation, a rich media technology company located in San Francisco, California that provides integrated solutions for full motion, broadcast quality, interactive rich media Internet content using a propriety graphical media type. The company also tracks discreet interactions with this content and provides metrics to its clients. From 1990 to 1999, he was a Senior Vice President of First Data Corporation, formerly American Express Services Corporation (a wholly owned subsidiary of American Express). First Data Corporation provides a broad array of financial services, including credit/debit card processing, Western Union money transfer products, Electronic Tax payment processing, and Bank Official check programs. Mr. Fell earned a Bachelor of Arts degree in accounting from St. Cloud State University in 1968 and a Masters in Business Administration from Syracuse University in 1976.

ITEM 5.03 AMENDMENTS TO ARTICLES OF  INCORPORATION  OR BYLAWS;  CHANGE IN FISCAL
YEAR

         On or about August 16, 2006, the Board of Directors of the Company authorized the officers of the Company to cause the Company to amend and restate
Article XIV of the Company's Bylaws as follows:

         "The corporation and its shareholders shall not be subject to the provisions of NRS 78.378 through 78.2793."

ITEM 5.06  CHANGE IN SHELL COMPANY STATUS

         On October 11, 2006, Environmental Service Professionals, Inc., formerly known as Glas-Aire Industries Group Ltd. (the "Company") and Pacific Environmental Sampling, Inc. dba Environmental Sampling Professionals, a California corporation ("ESP"), completed the closing of a stock purchase agreement (the "SPA") to effect a reverse merger between the companies (the "Reorganization") under which the Company issued 14,625,000 shares of its common stock to ESP in consideration for 14,625,000 shares of ESP's common stock. ESP is distributing up to 14,625,000 shares of the Company's common stock to its existing shareholders in consideration for the redemption of 14,625,000 shares of the outstanding voting stock of ESP. As a result of the closing, ESP is a wholly owned subsidiary of the Company and the shareholders of ESP are the controlling shareholders of the Company. A copy of the SPA is attached to this Report as Exhibit 99.1.


SECTION 6.  ASSET BACKED SECURITIES

         Not Applicable.


SECTION 7.  REGULATION FD DISCLOSURE

         Not Applicable.


SECTION 8.  OTHER EVENTS

         Not Applicable.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

         (a)      Financial Statements of Business Acquired

                  Audited  balance sheets and related  financial  statements for
                  Pacific Environmental Sampling, Inc., dba Environmental Sampling Professionals for the years ended and as of December 31, 2005 and December 31, 2004.

                  Compiled balance sheet and related financial statements for Pacific Environmental Sampling, Inc., dba Environmental Sampling Professionals for the six months ended June 30, 2006.

         (b)      Pro Forma Financial Information

                  Not Applicable.

         (c)      Exhibits

                  99.1 Plan of Reorganization and Stock Purchase Agreement with Pacific Environmental Sampling, Inc., dba Environmental Sampling Professionals, a California corporation, dated as of July 1, 2006.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                               ENVIRONMENTAL SERVICE PROFESSIONALS, INC.
                               ----------------------------------------
                                            (Registrant)

Date:  October 16, 2006


                           \s\  Edward Torres, Chief Executive Officer
                           -------------------------------------------
                           Edward Torres, Chief Executive Officer

                          AUDITED FINANCIAL STATEMENTS

                      PACIFIC ENVIRONMENTAL SAMPLING, INC.
                            Newbury Park, California

                 For the years ended December 31, 2005 and 2004

                                    CONTENTS

        Independent Auditor's Report

FINANCIAL STATEMENTS

        Balance Sheet
        Statement of Income
        Statement of Retained Earnings
        Statement of Cash Flows
        Notes to Financial Statements
        Supplementary Data

FEDDERSEN & COMPANY, LLP
Certified Public Accountants



To the Board of Directors
Pacific Environmental Sampling, Inc.
Newbury Park, California

We have audited the accompanying balance sheet of Pacific Environmental Sampling, Inc., a California corporation, as of December 31, 2005 and 2004, and the related statements of income, retained earnings, and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with audit standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain resonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Environmental Sampling, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the initial period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Feddersen & Company, LLP
Feddersen & Company, LLP

May 31, 2006

                      PACIFIC ENVIRONMENTAL SAMPLING, INC.
                                 BALANCE SHEET
                           DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

                                     ASSETS


                                                                                  2005                     2004
                                                                        ----------------------   -----------------------
CURRENT ASSETS
      Cash                                                              $               7,468    $               10,024
      Accounts receivable                                                              31,995                    43,207
      Franchise fee contracts receivable - current portion                            401,314                    71,816
                                                                        ----------------------   -----------------------
           Total Current Assets                                                       440,777                   125,047

PROPERTY AND EQUIPMENT, at cost less accumulated
    depreciation of $7,268 and $0, respectively                                        20,277                         -

INTANGIBLE ASSETS
      Investment in business areas, net of amortization                                31,560                    47,339
      Trademarks, net of amortization                                                     661                       758
                                                                        ----------------------   -----------------------
                                                                                       32,221                    48,097
CONTRACTS RECEIVABLE - LONG-TERM
      Franchise fees                                                                   47,744                    41,184

OTHER ASSETS
      Security deposits                                                                 2,808                         -
      Investment in CDJL, Inc.                                                              -                    97,392
                                                                        ----------------------   -----------------------
                                                                                        2,808                    97,392

                                                                        $             543,827    $              311,720
                                                                        ======================   =======================

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
      Accrued liabilities                                               $             224,631    $               85,984
      Accrued payroll and payroll taxes                                               200,259                   196,191
      Deferred revenue                                                                      -                    79,700
      Loan payable - equipment                                                          8,000                         -
                                                                        ----------------------   -----------------------
           Total Current Liabilities                                                  432,890                   361,875

STOCKHOLDERS' EQUITY
      Common stock, no par value, 100,000 shares
         authorized, issued and outstanding                                            75,956                    75,956
      Treasury stock, 4,000 shares                                                     (2,000)                        -
      Retained earnings (deficit)                                                      36,981                  (126,111)
                                                                        ----------------------   -----------------------
                                                                                      110,937                   (50,155)
                                                                        ----------------------   -----------------------

                                                                        $             543,827    $              311,720
                                                                        ======================   =======================





   The accompanying notes are an integral part of these financial statements.

                      PACIFIC ENVIRONMENTAL SAMPLING, INC.
                               STATEMENT OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

                                                                                 2005                      2004
                                                                        ----------------------   -----------------------
REVENUES
      Initial franchise fees                                            $             687,500    $              260,000
      Royalty fees                                                                     65,645                    74,139
      Forfeited deposits                                                               60,000                         -
      Right to use fees                                                                47,087                    15,576
      Miscellaneous revenue                                                            11,518                     4,690
                                                                        ----------------------   -----------------------
           Total Revenues                                                             871,750                   354,405

GENERAL AND ADMINISTRATIVE                                                            541,686                   558,994

OTHER DEDUCTIONS
      Divestiture of investment in CDJL, Inc.                                          53,082
      Bad debt - franchise fees                                                        45,000
      Bad debt - accounts receivable from CDJL, Inc.                                   42,974                         -
      Bad debt - note receivable from former shareholder                               18,000                         -
      Bad debt - miscellaneous                                                          5,975                         -
                                                                        ----------------------   -----------------------
                                                                                      165,031                         -

Income (loss) from operations                                                         165,033                  (204,589)

Equity in net income (loss) of CDJL, Inc.                                              (1,141)                    6,481
                                                                        ----------------------   -----------------------

Income (loss) before provision for income taxes                                       163,892                  (198,108)

Provision (credit) for income taxes:
      Overprovision prior years taxes                                                       -                       (32)
      State                                                                               800                       800
                                                                        ----------------------   -----------------------
                                                                                          800                       768
                                                                        ----------------------   -----------------------

NET INCOME (LOSS)                                                       $             163,092    $             (198,876)
                                                                        ======================   =======================











   The accompanying notes are an integral part of these financial statements.

                      PACIFIC ENVIRONMENTAL SAMPLING, INC.
                         STATEMENT OF RETAINED EARNINGS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------



                                                    2005             2004
                                                -------------    ---------------

Retained earnings (deficit), beginning          $   (126,111)    $    72,765

    Net income (loss)                                163,092        (198,876)
                                                -------------    ---------------
Retained earnings (deficit), ending             $     36,981     $  (126,111)
                                                =============    ===============
























   The accompanying notes are an integral part of these financial statements.

                      PACIFIC ENVIRONMENTAL SAMPLING, INC.
                             STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

                                                                                           2005                     2004
                                                                                  ----------------------   ----------------------
           CASH FLOWS FROM OPERATING ACTIVITIES:
                Net income (loss)                                                 $             163,092    $            (198,876)
                Adjustments to reconcile net income to net cash
                  provided by operating activities:
                       Depreciation and amortization                                             23,145                   15,877
                       Share of income of CDJL, Inc.                                              1,141                   (6,481)
                       (Increase) Decrease in assets:
                          Accounts receivable - trade                                            11,212                  (28,629)
                          Contracts receivable - current portion franchise fees                (329,498)                 (71,816)
                          Contracts receivable - long-term portion franchise fees                (6,560)                 (41,184)
                          Security deposits                                                      (2,808)                       -
                          Investment in CDJL, Inc.                                               53,082                        -
                        Increase (Decrease) in liabilities:
                          Accrued liabilities                                                   138,647                   81,086
                          Accrued payroll and payroll taxes                                       4,068                  196,191
                          Deferred revenue                                                      (79,700)                  17,000
                          Loan payable - equipment                                                8,000                   (4,145)
                                                                                  ----------------------   ----------------------
                Net cash used by operating activities                                           (16,179)                 (40,977)


           CASH FLOWS FROM INVESTING ACTIVITIES:
                     Purchase of equipment                                                      (27,545)                       -
                     Investment in CDJL, Inc.                                                         -                  (40,000)
                                                                                  ----------------------   ----------------------
                Net cash used in investing activities                                           (27,545)                 (40,000)


           CASH FLOWS FROM FINANCING ACTIVITIES:
                     Allocation of expenses from CDJL, Inc.                                      37,259                   71,428
                     Net book value - assets transferred from CDJL, Inc.                         18,104                        -
                     Investment in CDJL                                                         (12,195)
                     Purchase of treasury stock                                                  (2,000)                       -
                                                                                  ----------------------   ----------------------
                Net cash provided by financing activities                                        41,168                   71,428
                                                                                  ----------------------   ----------------------

           Net increase (decrease) in cash                                                       (2,556)                  (9,549)

           Cash, beginning                                                                       10,024                   19,573
                                                                                  ----------------------   ----------------------

           Cash, ending                                                           $               7,468    $              10,024
                                                                                  ======================   ======================

           SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION:

                Interest paid                                                     $                   -    $                   -
                                                                                  ======================   ======================

                Income taxes paid                                                 $                 800    $               1,136
                                                                                  ======================   ======================



   The accompanying notes are an integral part of these financial statements.

                          NOTES TO FINANCIAL STATEMENTS
                      Pacific Environmental Sampling, Inc.
                 For the years ended December 31, 2005 and 2004



NOTE 1 - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Pacific Environmental Sampling, Inc., (PES, Inc. and/or the "Company"), franchise the right to operate a business that provides limited mold, moisture and allergen survey services for residential and commercial buildings utilizing the Company's mandatory central call center. Visual inspections and collecting of samples are part of the survey services that are offered. An accredited laboratory analyzes these samples and the results are reported to the clients. Temporary containment services are offered as appropriate.

PES, Inc. has received approval by the appropriate governmental agencies, to offer franchises throughout 41 states within the United States that do not require specific state registration.

On May 19, 2005, July 30, 2004 and January 9, 2003, PES, Inc. received approval from the California Department of Corporations to offer franchises within the State of California. Said approval is required on a yearly calendar basis. Currently, the Company is authorized to offer franchises within the State of California until April 20, 2006. The approval for the April 2006 to April 2007 period is pending.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

ACCOUNTS RECEIVABLE

Management considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

INCOME TAXES

Amounts provided for federal and state income taxes are based on earnings reported for financial statement purposes, adjusted for permanent differences between financial and taxable income.



NOTE 2 - CONCENTRATIONS OF CASH

PES, Inc. maintains their cash in bank deposit accounts that at times may exceed federally insured limits. PES, Inc. has not experienced any losses in such accounts. Management believes that they are not exposed to any significant credit risk related to cash.

                          NOTES TO FINANCIAL STATEMENTS
                      Pacific Environmental Sampling, Inc.
                 For the years ended December 31, 2005 and 2004



NOTE 3 - INTANGIBLE ASSETS

Intangible assets consist of two trademarks and an investment in business areas.

TRADEMARKS

The trademarks are stated at cost, less amortization of $ 315 and $ 217 as of December 31, 2005 and 2004 respectively. The trademarks are being amortized over the initial registration period of ten years. Trademark registrations may be renewed every ten years into perpetuity. Amortization expense for the years ended December 31, 2005 and 2004 amounted to $ 97 each year.

INVESTMENT IN BUSINESS AREAS

A business area consists of one or more designated zip codes. The business area is considered open when a yellow page advertisement listing is made and at least one test has been conducted.

A total of 44 business areas have been opened through December 31, 2005, of which 32 have been sold under franchise agreements, with the remaining open areas are being operated by PES, Inc.

At December 31, 2002, $ 78,899 was capitalized relating to start-up costs and is being amortized over 60 months. Amortization expense for the years ended December 31, 2005 and 2004 amounted to $ 15,780 each year.


NOTE 4 - CONTRACTS RECEIVABLE  -  FRANCHISE FEES

During 2004, the Company began offering financing arrangements in the franchise fee agreements. The terms of the agreements call for 36 consecutive monthly payments with an interest rate ranging from 6% to 8% depending upon the value of the total franchise fee amount and the down payment received under the franchise agreement.

Contracts Receivable - franchise fees are summarized as follows as of December 31, 2005:

Total Financed Contracts receivable                          $   449,058

Less:  Current portion of amounts financed                      (401,314)
                                                             ------------

Long-term portion of amounts financed                        $    47,744
                                                             ============

                          NOTES TO FINANCIAL STATEMENTS
                      Pacific Environmental Sampling, Inc.
                 For the years ended December 31, 2005 and 2004



NOTE 5 - INVESTMENT IN CDJL, INC.

CDJL, Inc ceased operations in 2005. PES, Inc. divested themselves of any ownership in the CDJL Corporation during 2005 and incurred a one-time charge-off of $ 53,082 relating to the divesture.


NOTE 6 - DEFERRED REVENUE AND REFUNDABLE DEPOSITS

Refundable deposits represent amounts received from individuals for the opportunity to reserve a franchise territory. Certain states require state approval before franchises can be offered in that state. If PES, Inc. does not obtain the appropriate governmental approvals from these certain states, deposits on territories located within those certain states will be refunded.

On May 19, 2005, July 20, 2004 and January 9, 2003, PES, Inc. received approval from the California Department of Corporations to offer franchises within the State of California. Deposits received to reserve franchise territories within California in the amount of $ 60,000 were forfeited during the year ended December 31, 2005 and have been recorded as forfeited deposit Income.


NOTE 7 - COMMITMENTS AND CONTINGENCIES

EMPLOYMENT AGREEMENTS

On January 1, 2004, the Company entered into employment agreements with three directors of the Company, two of which are employees of the Company, while the other individual is a consultant of the Company.

On January 1, 2005 the employment agreements described above for the three directors of the Company were mutually terminated, resulting in a reduction of current liabilities.

CONTINGENCY

A complaint has been filed with the State of California Department of Industrial Relations against the Company by a former owner/employee. The former owner/employee was terminated on February 22, 2006 and is seeking the recovery of approximately $ 51,256, the majority of which is apportioned to the now defunct affiliate CDJL, Inc. The principal issues relate to overtime and break compensation. Management believes that this is a vindictive and frivolous claim and that state legal precedents appear to support the Company's position that as an owner this employee is classified as exempt. Management is reasonably confident that, if these precedents are followed, the pending claim should be denied. Consequently, no provision has been made in the accounts for any liability for the claim.

Furthermore, the Corporation cancelled 4,000 shares of its common stock, which had been issued to the above referenced employee. The shares were held by the Corporation as collateral for a $ 20,000 loan from the Corporation to the employee. A bad debt expense of $ 18,000 has been recorded on the books in connection with the loan on the 2005 financial statements. The remaining $ 2,000 has been allocated to treasury stock.

                          NOTES TO FINANCIAL STATEMENTS
                      Pacific Environmental Sampling, Inc.
                 For the years ended December 31, 2005 and 2004



NOTE 8 - LONG TERM LEASE

During 2005, PES, Inc. rented its Newbury Park facilities on a month-to-month basis. Rent expense for the 2005 calendar year was $ 10,131. The company has signed a long-term lease for its Newbury Park facility commencing June 1, 2005 for a period of 14 months.

The following is a schedule of future minimum rental payments required under the above operating lease:

           YEAR ENDING DECEMBER 31,                     AMOUNT
                    2006                              $   6,718
                    2007                                  6,748
                                                      ---------
                                                      $  13,466

NOTE 9 -  SUBSEQUENT EVENT

On May 1, 2006 PES, Inc. entered into a Letter of Intent with Glas-Aire Industries Group, Ltd. ("Glas-Aire"), pursuant to which Glas-Aire has agreed to acquire 100% of PES, Inc.'s outstanding capital stock. The Letter of Intent is subject to the execution of a definitive stock purchase agreement. Glas-Aire will acquire PES, Inc.'s stock in exchange for PES, Inc.'s purchase of 14,625,000 shares of Glas-Aire's common stock, approximately 90.1% of Glas-Aire's outstanding stock at the closing, as well as PES, Inc.'s assumption of certain liabilities of Glas-Aire, and certain other covenants between the parties.

According to the Letter of Intent dated May 1, 2006, prior to the closing of the reverse merger, Glas-Aire covenants, among other things, that it will effect a one for 3.75 reverse split of its outstanding common stock, which will result in Glas-Aire having a total of 1,568,463 shares of its common stock outstanding at closing.

Please refer to the United States Securities and Exchange Commission Form 8-K report dated May 8, 2006 under the registrant name of Glas-Aire Industries Group, LTD, commission File number 1-14244.


NOTE 10 - PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2005:

                                    Computer Equipment             $  11,883
                                    Automobile Equipment               8,000
                                    Machinery & Equipment              4,790
                                    Furniture & Fixtures               2,872
                                                                   -----------
                                                                      27,545
                           Less Accumulated Depreciation              (7,268)
                                                                   -----------
                                    Property & Equipment - Net     $  20,277
                                                                   ===========

Depreciation expense for the year ended December 31, 2005 and 2004 was $ 7,268 and zero respectively. Straight line and accelerated methods are utilized for computing depreciation over the respective asset's estimated useful life.

                               SUPPLEMENTARY DATA

                        SCHEDULE TO STATEMENT OF INCOME

                      PACIFIC ENVIRONMENTAL SAMPLING, INC.
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

--------------------------------------------------------------------------------

                                                                                            2005                     2004
                                                                                  ----------------------   ----------------------
           GENERAL AND ADMINISTRATIVE EXPENSES

                Advertising                                                       $             144,193    $              39,150
                Salaries                                                                        120,452                  216,000
                Employee benefits                                                                40,698                   39,561
                Legal and accounting                                                             31,223                   18,263
                Consulting fees - director                                                       28,500                  108,000
                Outside consulting services                                                      27,678                    8,000
                Laboratory fees                                                                  25,708                   54,523
                Web site hosting                                                                 18,279                    3,315
                Amortization expense                                                             15,877                   15,877
                Taxes - payroll                                                                  13,317                   14,634
                Automobile expense                                                               11,984                    2,661
                Rent                                                                             10,131                    7,747
                Telephone                                                                         9,643                    5,536
                Travel and entertainment                                                          8,698                    2,400
                Insurance - liability                                                             8,268                    4,584
                Depreciation expense                                                              7,268                        -
                Equipment for franchise                                                           7,077                    6,460
                Printing and reproduction                                                         4,175                    4,361
                Office supplies and expense                                                       3,656                    2,893
                Taxes - penalties                                                                 2,929                    1,041
                Payroll service                                                                   1,795                      823
                Discounts                                                                            98                    2,012
                Bank fees                                                                            39                       90
                Utilities                                                                             -                    1,063
                                                                                  ----------------------   ----------------------

                                                                                  $             541,686    $             558,994
                                                                                  ======================   ======================




   The accompanying notes are an integral part of these financial statements.

                         UNAUDITED FINANCIAL STATEMENTS

                      PACIFIC ENVIRONMENTAL SAMPLING, INC.
                            Newbury Park, California

                     For the six months ended June 30, 2006

                         Pacific Environmental Sampling
                        Unaudited Quarterly Balance Sheet


                                                                                1st Qtr          2nd Qtr
                                                                                 2006             2006
                                                                             -------------     -------------

                                     ASSETS

CURRENT ASSETS
     Cash                                                                    $      2,156      $    24,875
     Accounts receivable
     Franchise fee contracts receivable - current portion                         407,684          371,121
                                                                             -------------     -------------
          Total Current Assets                                                    409,840          395,996

PROPERTY AND EQUIPMENT
   at cost less accumulated depreciation                                           20,277           25,277

INTANGIBLE ASSETS
   Investment in business areas, net of amortization                               32,220           32,220

CONTRACTS RECEIVABLE - LONG TERM
   Franchise Fees

OTHER ASSETS
   Security Deposits                                                                2,808            2,808
                                                                             -------------     -------------
                                                                                  465,145          456,301

                       LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES
     Accrued Liabilities                                                          142,806          279,376
     Accrued payroll and payroll taxes                                            284,588          278,349
     Deferred revenue
     Loan- payable                                                                  3,000          180,260
                                                                             -------------     -------------
          Total Current Liabilities                                               430,394          737,984

STOCKHOLDERS EQUITY
     Common stock, no par value,                                                   75,956          113,392
     2,500,000 and 100,000,000 authorized and outstanding
     Treasury Stock, 4,000 shares                                                  -4,500           -4,500
Retained earnings (deficit)                                                       -36,705         -390,575
                                                                                   34,751         -281,683
                                                                             -------------     -------------
                                                                                  465,145          456,301

                         Pacific Environmental Sampling
                      Unaudited Quarterly Income Statement


                                                    1st Qtr          2nd Qtr
                                                     2006              2006
                                                --------------  ---------------
REVENUES
     Initial Franchise Fee                      $     5,919     $       1,406
     Royality Fees                                    8,152            11,628
     Forfeited Deposits
     Right To Use Fees
     Miscellaneous revenue                            1,800            50,550
                                                --------------  ---------------
          Total Revenue                              15,871            63,584

GENERAL AND ADMINISTRATIVE                           90,546           417,454

OTHER DEDUCTIONS
     Bad Debt - franchise fees


Income (loss) from operations                       -74,675          -353,870


NET INCOME (LOSS)                                  -$74,675         -$353,870



Footnote:

While revenues are consistent with prior year, significant General and Administrative expenses in the second quarter are unique in nature. They are the result of restructuring and pre positioning the Company for its revised plan of operations.

                      Pacific Environmental Sampling, Inc.
                             Statement of Cash Flows
                            1st and 2nd Quarter 2006

                                                                                             1st                     2nd
                                                                                           Quarter                 Quarter

                                                                                     ------------------      -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
           Net income (loss)                                                                -$74,675               -$353,870
           Adjustments to reconcile net income to net cash
             provided by operating activities:
                  Depreciation and amortization
                  (Increase) Decrease in assets:
                     Accounts receivable - trade                                             $73,368                 $36,564
                     Contracts  receivable  -  current  portion  franchise  fees
                     Contracts  receivable - long-term  portion  franchise  fees
                     Security deposits
                   Increase (Decrease) in liabilities:
                     Accrued liabilities                                                      $3,495                $130,330
                     Accrued payroll and payroll taxes
                     Deferred revenue
                     Loan payable                                                            -$5,000                $100,760
           Net cash used by operating activities                                             -$2,813                -$86,216


CASH FLOWS FROM INVESTING ACTIVITIES:
                Purchase of equipment                                                                                -$5,000
           Net cash used in investing activities                                                                     -$5,000


CASH FLOWS FROM FINANCING ACTIVITIES:
                Purchase of treasury stock
           Net cash provided by financing activities                                         -$2,500                 $37,436

Net increase (decrease) in cash                                                              -$5,313                -$53,781

Cash, beginning                                                                               $7,468                  $2,156

Cash, ending                                                                                  $2,156                -$51,625

SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION:

           Interest paid

           Income taxes paid